SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code):   (972) 219-3330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On December 10, 2010, the Registrant issued a press release announcing that five of its executive officers have established Rule 10b5-1 plans to effect the orderly sale of a portion of their holdings of Uranium Resources common stock resulting from deferred compensation that the officers were awarded from 1999 though 2004 and from vesting of restricted shares.  The adoption of these plans is a part of these individuals strategy to generate cash to pay taxes and for asset diversification and liquidity.  Additionally, URI will be relieved of approximately $700,000 in deferred compensation liability.  The officers included are, Executive Chairman, Paul K. Willmott, Executive Vice President – Operations, Richard A. Van Horn, Vice President and Chief Financial Officer, Thomas H. Ehrlich, Senior Vice President – Health Safety and Environmental Affairs, Mark S. Pelizza, and Vice President – Corporate Development, Mathew F. Lueras.

Under his Rule 10b5-1 Plan, Mr. Willmott may sell up to 661,392 shares of Uranium Resources, Inc. common stock over the period beginning in January, 2011 and ending in April, 2011.  Such sales may include shares currently owned or shares vesting within the next 60 days over the period. If Mr. Willmott completes all the planned sales under his Rule 10b5-1 Plan, he would beneficially own approximately 750,691 shares of Uranium Resources, Inc. outstanding stock including vested and unvested equity awards.

Under his Rule 10b5-1 Plan, Mr. Van Horn may sell up to 210,000 shares of Uranium Resources, Inc. common stock over the period beginning in January, 2011 and ending in December, 2011.  Such sales may include shares currently owned or shares vesting by April 1, 2011. If Mr. Van Horn completes all the planned sales under his Rule 10b5-1 Plan, he would beneficially own approximately 446,689 shares of Uranium Resources, Inc. outstanding stock including vested and unvested equity awards.

Under his Rule 10b5-1 Plan, Mr. Ehrlich may sell up to 49,500 shares of Uranium Resources, Inc. common stock in January, 2011.  Such sales may include shares currently owned or shares vesting within the next 60 days. If Mr. Ehrlich completes all the planned sales under his Rule 10b5-1 Plan, he would beneficially own approximately 609,739 shares of Uranium Resources, Inc. outstanding stock including vested and unvested equity awards.

Under his Rule 10b5-1 Plan, Mr. Pelizza may sell up to 20,000 shares of Uranium Resources, Inc. common stock in January, 2011.  Such sales may include shares currently owned or shares vesting within the next 60 days. If Mr. Pelizza completes all the planned sales under his Rule 10b5-1 Plan, he would beneficially own approximately 539,711 shares of Uranium Resources, Inc. outstanding stock including vested and unvested equity awards.

Under his Rule 10b5-1 Plan, Mr. Lueras may sell up to 1,400 shares of Uranium Resources, Inc. common stock over the period beginning in December 2010 and ending in April, 2011.  Such sales may include shares currently owned or shares vesting within the next 60 days. If Mr. Lueras completes all the planned sales under his Rule 10b5-1 Plan, he would beneficially own approximately 27,000 shares of Uranium Resources, Inc. outstanding stock including vested and unvested equity awards.

The trading plans are designed in accordance with URI’s policies regarding stock transaction and guidelines specified under Rule10b5-1 of the Securities Exchange Act of 1934, which allows corporate officers and directors to adopt written, pre-arranged stock trading plans at times when they do not have material, non-public information.  Using these plans, insiders can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce market impact, and can avoid concerns about whether they had material, non-public information when they sold their stock.

Item 9.01.   Financial Statements and Exhibits

Exhibit 99.1  Press Release dated December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	December 10, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

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